NEWS RELEASE

September 14th, 2006                                       For Immediate Release

       GPS Industries Signs Memorandum of Understanding for US$10-Million

                       Equity Investment with Dubai Group

            Dubai-Based Firm to Acquire Major Stake in GPS Industries

Vancouver, Canada - GPS Industries, Inc (GPSI) OTCBB:GPSN, the leading innovator of Wi-Fi enabled GPS systems for golf courses and residential communities, today announced that it has signed a Memorandum Of Understanding with an affiliate of a large investment group located in Dubai for a US$10M private placement for the Company's preferred stock. Completion of the private placement is subject to confirmatory due diligence and final documentation. Management believes that the investment from the Dubai Group will lead to additional investments from other investors. The securities being offered will not be registered under the Securities Act of 1933, as amended and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

About GPS Industries (GPSI)

         GPS Industries, Inc. (OTCBB:GPSN) is the leading innovator of Wi-Fi enabled GPS systems for golf facilities and residential communities. The company's patented INFOREMER(TM) GPS Management System provides precise GPS distance information, a Wi-Fi communications network with asset tracking capabilities, augmented by a powerful suite of operations management tools and revenue generating modules. Central to the system's functionality are the full color cart-mounted and/or portable handheld display units, which have been recognized for their remarkably vivid graphics and visual impact. For additional information on GPSI and the INFOREMER(TM) GPS Management System, please visit www.gpsindustries.com

Forward-Looking Statements

         Some statements contained in this release may be forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. Editors and investors are cautioned that such forward-looking statements involve risks and uncertainties that may cause the company's actual results to differ materially from such forward-looking statements. These risks and uncertainties include, but are not limited to, the company's ability to generate revenues and other factors as described in the Company's literature and filings with the Securities and Exchange Commission.

Contact:

Steve Barrett
Director, Marketing & Communications
604-576-7442
steven@gpsindustries.com

Ryan Gray
Investor Relations
310-276-6743
ryan@gpsindustries.com